Calculation of Filing Fee Tables
S-3
GENERAL DYNAMICS CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities of General Dynamics Corporation	Other	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Other	Guarantees by Subsidiary Guarantors of Debt Securities of General Dynamics Corporation	Other	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Stock, par value $1.00 per share, of General Dynamics Corporation	Other	1,010,925	$ 373.60	$ 377,681,580.00	0.0001381	$ 52,157.83
Fees to be Paid	4	Equity	Preferred Stock, par value $1.00 per share, of General Dynamics Corporation	Other	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Other	Warrants of General Dynamics Corporation	Other	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	6	Other	Depositary Shares of General Dynamics Corporation	Other	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	7	Other	Purchase Contracts of General Dynamics Corporation	Other	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	8	Other	Units of General Dynamics Corporation	Other	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 377,681,580.00		$ 52,157.83
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 52,157.83
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-3ASR (Registration No. 333-297821) also covers any additional common shares which become issuable in connection with any stock dividend, stock split, recapitalization or other similar transactions with respect to the securities being registered pursuant to that registration statement. (3) The registration fee is calculated in accordance with Rule 457(j) of the Securities Act on the basis of the amount at which such securities were sold.

[2]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-3ASR (Registration No. 333-297821) also covers any additional common shares which become issuable in connection with any stock dividend, stock split, recapitalization or other similar transactions with respect to the securities being registered pursuant to that registration statement. (3) The registration fee is calculated in accordance with Rule 457(j) of the Securities Act on the basis of the amount at which such securities were sold.

[3]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-3ASR (Registration No. 333-297821) also covers any additional common shares which become issuable in connection with any stock dividend, stock split, recapitalization or other similar transactions with respect to the securities being registered pursuant to that registration statement. (2) Highest price at which such securities subject to the offer of rescission were sold. (3) The registration fee is calculated in accordance with Rule 457(j) of the Securities Act on the basis of the amount at which such securities were sold.

[4]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-3ASR (Registration No. 333-297821) also covers any additional common shares which become issuable in connection with any stock dividend, stock split, recapitalization or other similar transactions with respect to the securities being registered pursuant to that registration statement. (3) The registration fee is calculated in accordance with Rule 457(j) of the Securities Act on the basis of the amount at which such securities were sold.

[5]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-3ASR (Registration No. 333-297821) also covers any additional common shares which become issuable in connection with any stock dividend, stock split, recapitalization or other similar transactions with respect to the securities being registered pursuant to that registration statement. (3) The registration fee is calculated in accordance with Rule 457(j) of the Securities Act on the basis of the amount at which such securities were sold.

[6]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-3ASR (Registration No. 333-297821) also covers any additional common shares which become issuable in connection with any stock dividend, stock split, recapitalization or other similar transactions with respect to the securities being registered pursuant to that registration statement. (3) The registration fee is calculated in accordance with Rule 457(j) of the Securities Act on the basis of the amount at which such securities were sold.

[7]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-3ASR (Registration No. 333-297821) also covers any additional common shares which become issuable in connection with any stock dividend, stock split, recapitalization or other similar transactions with respect to the securities being registered pursuant to that registration statement. (3) The registration fee is calculated in accordance with Rule 457(j) of the Securities Act on the basis of the amount at which such securities were sold.

[8]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-3ASR (Registration No. 333-297821) also covers any additional common shares which become issuable in connection with any stock dividend, stock split, recapitalization or other similar transactions with respect to the securities being registered pursuant to that registration statement. (3) The registration fee is calculated in accordance with Rule 457(j) of the Securities Act on the basis of the amount at which such securities were sold.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $377,681,580.00. The prospectus is a final prospectus for the related offering.